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                                                                   Exhibit 24.2

[Logo]COOPERS                           COOPERS & LYBRAND L.L.P.
      &LYBRAND
                                        a professional services firm





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 15, 1995, which appears on page 14 of the 1994 Annual Report to Shareholders of HPSC, Inc., which is incorporated by reference in HPSC, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-1 of such Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".

                                        \s\Coopers & Lybrand L.L.P.



Boston, Massachusetts
May 31, 1995